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                                                                     Exhibit 4.8


                         REVISED AS OF NOVEMBER 25, 2003

           CONFIRMATION FOR U.S. DOLLAR INTEREST RATE SWAP TRANSACTION
                           UNDER 1992 MASTER AGREEMENT

TO:   CNH Equipment Trust 2003-B ("Party B")
      ABS Unit
      The Bank of New York, as Trustee
      101 Barclay St., 8W
      New York, NY 10286
      Tel: 212-815-6434
      Fax: 212-815-2493

FROM: Deutsche Bank AG, New York Branch ("Party A")

DATE: November 25, 2003

OUR REFERENCE NOS: N267838N - THIS CONFIRMATION SUPERSEDES AND REPLACES ALL PRIOR COMMUNICATION BETWEEN THE PARTIES HERETO WITH RESPECT TO THE TRANSACTION DESCRIBED BELOW

The purpose of this letter agreement is to confirm the terms and conditions of the Swap Transaction entered into between us on the Trade Date specified below (the "Swap Transaction"). This letter agreement constitutes a "Confirmation" as referred to in the Master Agreement specified below.

1. The definitions and provisions contained in the 2000 ISDA Definitions (as published by the International Swaps and Derivatives Association, Inc., the "Definitions") are incorporated into this Confirmation. In the event of any inconsistency between the Definitions and this Confirmation, this Confirmation will govern. Each party represents and warrants to the other that (a) it is duly authorized to enter into this Swap Transaction and to perform its obligations hereunder, (b) the Swap Transaction and the performance of its obligations hereunder do not violate any material obligation of such party, and (c) the person executing this Confirmation is duly authorized to execute and deliver it.

This Confirmation supplements, forms part of, and is subject to, the ISDA Master Agreement between us dated as of November 25, 2003 (the "Agreement"). This Confirmation shall supplement, form part of, and be subject to that Agreement, and all provisions contained or incorporated by reference in the Agreement shall govern this Confirmation except as expressly modified below.

2. The terms of the particular Swap Transaction to which this Confirmation related are as follows:

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
Trade Date:                                       NOVEMBER 25, 2003

Effective Date:                                   November 25, 2003
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
Termination                                       Date: The earliest of (i) February 15, 2011 or
                                                  (ii) when the Notional Amount hereunder has been
                                                  reduced to zero, subject to early termination in
                                                  accordance with the terms of the Agreement.

Calculation Periods:                              For each Payment Date, the period from and including
                                                  the immediately preceding Payment Date to, but
                                                  excluding, such Payment Date (without regard to
                                                  any Business Day adjustment in respect of Payment
                                                  Dates, in the case of Fixed Rate Calculation
                                                  Periods), during the Term of this Swap
                                                  Transaction, except that (a) the initial
                                                  Calculation Period will commence on, and include,
                                                  the Effective Date, and (b) the final Calculation
                                                  Period will end on, but exclude, the Termination
                                                  Date (without regard to any Business Day
                                                  adjustment in the case of the final Fixed Rate
                                                  Calculation Period).

                                                  Floating Rate Calculation Periods correspond to
                                                  "Interest Periods" under the Indenture dated as of
                                                  November 1, 2003, between Party B, as issuer, and
                                                  JPMorgan Chase Bank, as indenture trustee (the
                                                  "Indenture").

NotionalAmounts:                                  For each Calculation Period, the Outstanding Amount
                                                  of the Class A-4a Notes as of the close of
                                                  business on the first day of each Floating Rate
                                                  Calculation Period. "Outstanding Amount" and
                                                  "Class A-4a Notes" each has the meaning specified
                                                  in Appendix A to the Indenture.

Payment Dates:                                    The 15th day of each month, subject to the
                                                  Following Business Day Convention, corresponding
                                                  to "Payment Dates" under the Indenture.

FIXED AMOUNTS:

        Fixed Rate Payer:                         Party B

        Fixed                                     Rate Payer Payment Dates: The 15th day of each
                                                  month, commencing December 15, 2003, subject to
                                                  the Following Business Day Convention, with No
                                                  Adjustment to Period End Dates.
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
        Fixed Rate:                               3.145%

        Fixed Rate Day Count Fraction:            30/360

        Fixed Rate Payer Payment Amounts:         For each Payment Date, in respect of a Calculation
                                                  Period, the product of (a) the Fixed Rate, (b) the
                                                  Fixed Rate Day Count Fraction and (c) the Notional
                                                  Amount for such Calculation Period.

FLOATING AMOUNTS:

        Floating Rate Payer:                      Party A

        Floating Rate Payer Payment Dates:        The 15th day of each month, commencing
                                                  December 15, 2003, subject to the Modified
                                                  Following Business Day Convention.

        Floating Rate:                            USD-LIBOR-BBA (set two London Banking Days prior to
                                                  the first day of each Calculation Period).

        Designated Maturity:                      One month.

        Initial Floating Rate:                    1.10738%

        Spread:                                   None

        Floating Rate Day Count Fraction:         Actual/360

        Floating Rate Payer Payment Amounts:      For each Payment Date in respect of a Calculation
                                                  Period, the product of (a) the Floating Rate, (b)
                                                  the Floating Rate Day Count Fraction, and (c) the
                                                  Notional Amount.

        Reset Dates:                              Other than in connection with the Initial Floating
                                                  Rate, on each Payment Date beginning with the
                                                  December Payment Date, the Floating Rate (as
                                                  determined two London Banking Days prior to each
                                                  such Payment Date) will reset for the Floating
                                                  Rate Calculation Period commencing on each such
                                                  Payment Date.

Compounding:                                      Inapplicable

Business Days:                                    New York and London
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Calculation Agent:                                Party A

3.   Market Quotation.

     For the avoidance of doubt, any Market Quotations obtained shall be made on the basis of a hypothetical transaction of like terms but with a notional amortization ("Amortization A1") as set forth on Schedule A hereto and an option by the Non-Defaulting or non-Affected Party to reduce the notional to a substantially faster amortization ("Faster Amortization") as set forth therein.

4.   Account Details.

Payments to Party A:

           Name:    Deutsche Bank AG New York
           ABA#:    ABA 026003780
           Account: 100440170004
           Attn:    Swaps Administration

Payments to Party B:

           Name:    JP Morgan Chase Bank
           ABA#:    021-000-021
           Account: 507947541
           Ref:     CNH Equipment Trust 2003-B
           Attn:    Joe Costantino

Please confirm that the foregoing correctly sets forth the terms and conditions of our agreement by responding within three (3) Business Days by either returning this Confirmation in person or via telecopier to the attention of Derivative Documentation, Fax No. 44 (207) 545 9761; Telephone No. 44 (207) 547 4755. Failure to respond within such period shall not affect the validity or enforceability of this Swap Transaction, and shall be deemed to be an affirmation of the terms and conditions contained herein, absent manifest error.

     Yours sincerely,

     Deutsche Bank AG

     By:   /s/ Bianca Mueller
        -----------------------------------------
     Name:          Bianca Mueller
                    Authorized Signatory

     By:   /s/ Jamie Hunt
        -----------------------------------------
     Name:          Jamie Hunt
                    Authorized Signatory

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Confirmed as stated above:

CNH EQUIPMENT TRUST 2003-B

By:  The Bank of New York,
     not in its individual capacity but solely as Trustee


By:  /s/ Jonathan Farber
   ---------------------------------------------------------
Name:         Jonathan Farber
Title:        Assistant Treasurer

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